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Exhibit 3.2

CERTIFICATE OF AMENDMENT
OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SECURE AMERICA ACQUISITION CORPORATION

Secure America Acquisition Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation (hereinafter called the “Corporation”) is Secure America Acquisition Corporation.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 14, 2007 (the “Certificate”).

3. The Certificate was amended by the filing of the Certificate of Amendment to the Certificate with the Secretary of State of the State of Delaware on August 6, 2007 to change the name of the Corporation from “Fortress America Acquisition Corporation II” to the current name of “Secure America Acquisition Corporation” (as amended, the “Amended Certificate”).

4. The Amended Certificate was amended and restated by the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 22, 2007, as corrected by the filing of the Certificate of Correction of the Amended Certificate with the Secretary of State of Delaware on October 24, 2007 (the “Restated Certificate”).

5. The Restated Certificate was amended by the filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State of the State of Delaware on October 29, 2009 (as amended, the “Certificate of Incorporation”).

6. The Certificate of Incorporation is hereby amended by deleting Article Fifth in its entirety and substituting in lieu thereof the following:

“ FIFTH : The Corporation shall have perpetual existence.”

7. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed and acknowledged by the undersigned on this 29th day of October, 2009.

SECURE AMERICA ACQUISITION
CORPORATION

By:	/s/ C. Thomas McMillen
Name:	C. Thomas McMillen
Title:	Co-Chief Executive Officer